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                                                                  EXHIBIT (a)(5)

                         NICHOLAS-APPLEGATE MUTUAL FUNDS
                       ESTABLISHMENT OF ADDITIONAL SERIES

                  The undersigned, constituting a majority of the Trustees of Nicholas-Applegate Mutual Funds, a Delaware business trust, hereby establish the following additional series of Interests of the Trust pursuant to Section 8.8 of the Amended and Restated Declaration of Trust of the Trust:

                  International Growth Portfolio A
                  International Growth Portfolio B
                  International Growth Qualified Portfolio

                  IN WITNESS WHEREOF, the undersigned have executed this instrument as of December 15, 1993.

                                                     /s/ Arthur E. Nicholas
                                                     ---------------------------
                                                         Arthur E. Nicholas

                                                     /s/ Fred C. Applegate
                                                     ---------------------------
                                                         Fred C. Applegate

                                                     /s/ Arthur B. Laffer
                                                     ---------------------------
                                                         Arthur B. Laffer

                                                     /s/ Charles E. Young
                                                     ---------------------------
                                                         Charles E. Young